Exhibit 99.1

N  e  w  s    R  e  l  e  a  s  e

Contacts:

At InSight:

Kip Hallman

President & CEO

Keith S. Kelson

Executive Vice President & CFO

(949) 282-6000

INSIGHT HEALTH SERVICES HOLDINGS CORP.

REPORTS SECOND QUARTER FISCAL 2009 RESULTS

•  Adjusted EBITDA at $9.3 million on $59.1 million in revenues

•  $16.5 million of cash proceeds generated from the sale of centers and joint ventures at an average multiple of cash flow in excess of five times

•  At quarter end, $48.4 million of cash on hand and more than $17.6 million of borrowing availability on revolving credit facility

LAKE FOREST, Calif. … February 17, 2009 … InSight Health Services Holdings Corp. (“InSight”) (OTCBB: ISGT) today announced financial results for its second quarter ended December 31, 2008.

Upon its emergence from chapter 11, InSight adopted fresh-start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7. The adoption of fresh-start reporting resulted in InSight becoming a new entity for financial reporting purposes. Accordingly, InSight’s condensed consolidated financial statements on or after August 1, 2007 are not comparable to InSight’s condensed consolidated financial statements prior to that date.  The adoption of fresh-start reporting primarily affected depreciation and amortization and interest expense in the condensed consolidated statements of operations.  The accompanying condensed consolidated statements of operations for the six months ended December 31, 2007 combine the results of operations for the one month ended July 31, 2007 of the predecessor entity and the five months ended December 31, 2007 of the successor entity. The combined results of operations are then compared with six months ended December 31, 2008.

InSight believes the combined results of operations for the six months ended December 31, 2007 provide management and investors with a more meaningful perspective of its financial performance and operating trends than if it did not combine the results of operations of the predecessor entity and the successor entity in this manner.  Similarly, InSight combines the financial results of the predecessor entity and the successor entity when discussing sources and uses of cash for the six months ended December 31, 2007.

InSight further reported that revenues decreased 11.8% from approximately $67.0 million for the three months ended December 31, 2007, to approximately $59.1 million for the three months ended December 31, 2008.  Revenues from fixed operations decreased approximately 16.5% from approximately $43.4 million for the three months ended December 31, 2007, to approximately $36.2 million for the three months ended December 31, 2008, principally due to sales of imaging centers.  Revenues from mobile operations decreased approximately 3.2% from approximately $23.7 million for the three months ended December 31, 2007, to approximately $22.9 million for the three months ended December 31, 2008 principally due to a reduction in contractual rates upon contract renewals with certain customers.

Revenues decreased approximately 9.3% from approximately $134.8 million for the six months ended December 31, 2007, to approximately $122.2 million for the six months ended December 31, 2008.  Revenues from fixed operations decreased approximately 12.8% from approximately $86.5 million for the six months ended December 31, 2007, to approximately $75.4 million for the six months ended December 31, 2008 primarily due to sales of imaging centers.  Revenues from mobile operations decreased approximately 3.0% from approximately $48.3 million for the six months ended December 31, 2007, to approximately $46.8 million for the six months ended December 31, 2008 mainly due to a reduction in contractual rates upon contract renewals with certain customers.

Net cash provided by operating activities was approximately $9.1 million for the six months ended December 31, 2008 and resulted primarily from Adjusted EBITDA (see discussion of Adjusted EBITDA below) of approximately $21.1 million less approximately $13.1 million of cash paid for interest, offset by a net change in operating assets and liabilities of $1.4 million.

At December 31, 2008, InSight had approximately $48.4 million in cash, cash equivalents and restricted cash (including approximately $26.8 million that was subject to the lien for the benefit of the senior secured floating rate notes), and approximately $17.6 million of availability under its revolving credit facility, based on its borrowing base.  At December 31, 2008, there were no outstanding borrowings under the credit facility; however, there were letters of credit of approximately $2.2 million outstanding under the credit facility of which approximately $0.3 million were cash collateralized.

Adjusted EBITDA decreased approximately 18.1% from approximately $11.3 million for the three months ended December 31, 2007, to approximately $9.3 million for the three months ended December 31, 2008 and decreased 16.8% from approximately $25.3 million for the six months ended December 31, 2007 to $21.1 million for the six months ended December 31, 2008.  Adjusted EBITDA for the three months ended December 31, 2008 decreased 21.2% from approximately $11.8 million for the three months ended September 30, 2008.  Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization, excluding impairment of intangible assets, gain on sales of centers, reorganization items, net and gain on purchase of notes payable.

Adjusted EBITDA has been included because InSight believes that it is a useful tool for it and its investors to measure its ability to provide cash flows to meet debt service, capital projects and working capital requirements. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, income from company operations or other traditional indicators of operating performance and cash flow from operating activities determined in accordance with accounting principles generally accepted in the United States. InSight presents the discussion of Adjusted EBITDA because covenants in the agreements governing its material indebtedness contain ratios based on this measure. While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations. For a reconciliation of net cash provided by operating activities to Adjusted EBITDA, see the table below.

InSight will host a conference call to discuss results for its second quarter ended December 31, 2008, on Wednesday, February 18, 2009, at 10:00 a.m. Pacific Standard Time. Kip Hallman, President and Chief Executive Officer, and Keith S. Kelson, Executive Vice President and Chief Financial Officer, will host the conference call.  To participate by telephone, please dial 303-262-2053 or 800-219-6110 ten minutes prior to the scheduled call.

Safe Harbor

The foregoing contains forward-looking statements regarding InSight. They reflect InSight’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to InSight’s operations and business environment which may cause the actual results of InSight to be materially different from any future results, express or implied by such forward-looking statements.

InSight intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases “expect,” “estimate,” and “anticipate” and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) InSight’s ability to successfully implement its core market strategy; (ii) overcapacity and competition in InSight’s markets; (iii) reductions, limitations and delays in reimbursement by third-party payors; (iv) contract renewals and financial stability of customers; (v) conditions within the healthcare environment; (vi) the potential for rapid and significant changes in technology and their effect on InSight’s operations; (vii) operating, legal, governmental (including changes in the federal administration) and regulatory risks; (viii) conditions within the capital markets, including liquidity and interest rates, and (ix) economic (including financial and employment market conditions), political and competitive forces affecting InSight’s business, and the country’s economic condition as whole.

About InSight

InSight, headquartered in Lake Forest, California, is a provider of diagnostic imaging services through a network of fixed-site centers and mobile facilities. InSight serves a diverse portfolio of customers, including healthcare providers, such as hospitals and physicians, and payors, such as managed care organizations, Medicare, Medicaid and insurance companies, in over 30 states, including the following targeted regional markets: California, Arizona, New England, the Carolinas, Florida and the Mid-Atlantic states. As of December 31, 2008, InSight’s network consists of 63 fixed-site centers and 114 mobile facilities.

For more information, please visit www.insighthealth.com.

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Amounts in thousands, except per share data)

	Successor		Predecessor
	Six	Five	One
	Months	Months	Month
	Ended	Ended	Ended
	December 31,	December 31,	July 31,
	2008	2007	2007
REVENUES:
Contract services	$56,148	$49,611	$10,051
Patient services	66,057	62,817	12,311
Total revenues	122,205	112,428	22,362

COSTS OF OPERATIONS:
Costs of services	83,076	76,998	14,933
Provision for doubtful accounts	2,336	2,345	389
Equipment leases	5,716	3,791	760
Depreciation and amortization	24,438	24,551	4,468
Total costs of operations	115,566	107,685	20,550

Gross profit	6,639	4,743	1,812

CORPORATE OPERATING EXPENSES	(11,127)	(9,427)	(1,678)

EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	1,108	678	174

INTEREST EXPENSE, net	(15,949)	(15,771)	(2,918)

GAIN ON SALES OF CENTERS	6,988	—	—

GAIN ON PURCHASE OF NOTES PAYABLE	1,246	—	—

IMPAIRMENT OF INTANGIBLE ASSETS	(4,600)	—	—

Loss before reorganization items and income taxes	(15,695)	(19,777)	(2,610)

REORGANIZATION ITEMS, net	—	—	198,998

(Loss) income before income taxes	(15,695)	(19,777)	196,388

(BENEFIT) PROVISION FOR INCOME TAXES	(1,692)	2,261	62

Net (loss) income	$(14,003)	$(22,038)	$196,326

Basic and diluted (loss) income per common share	$(1.62)	$(2.55)	$227.23

Weighted average number of basic and diluted common shares outstanding	8,644	8,644	864

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Amounts in thousands, except per share data)

	Successor
	Three	Three
	Months	Months
	Ended	Ended
	December 31,	December 31,
	2008	2007

REVENUES:
Contract services	$27,268	$29,350
Patient services	31,853	37,688
Total revenues	59,121	67,038

COSTS OF OPERATIONS:
Costs of services	40,985	46,702
Provision for doubtful accounts	1,294	1,502
Equipment leases	2,829	2,255
Depreciation and amortization	11,847	14,512
Total costs of operations	56,955	64,971

Gross profit	2,166	2,067

CORPORATE OPERATING EXPENSES	(5,229)	(5,660)

EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	496	415

INTEREST EXPENSE, net	(8,081)	(9,518)

GAIN ON SALES OF CENTERS	6,548	—

IMPAIRMENT OF INTANGIBLE ASSETS	(4,600)	—

Loss before income taxes	(8,700)	(12,696)

(BENEFIT) PROVISION FOR INCOME TAXES	(1,927)	1,357

Net loss	$(6,773)	$(14,053)

Basic and diluted loss per common share	$(0.78)	$(1.63)

Weighted average number of basic and diluted common shares outstanding	8,644	8,644

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Amounts in thousands)

	Successor		Predecessor
	Six	Five	One
	Months	Months	Month
	Ended	Ended	Ended
	December 31,	December 31,	July 31,
	2008	2007	2007
OPERATING ACTIVITIES:
Net (loss) income	$(14,003)	$(22,038)	$196,326
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Cash used for reorganization items	—	4,460	3,263
Noncash reorganization items	—	—	(207,025)
Depreciation and amortization	24,438	24,551	4,468
Amortization of bond discount	2,647	2,001	—
Amortization of deferred financing costs	—	—	145
Share-based compensation	36	—	—
Equity in earnings of unconsolidated partnerships	(1,108)	(678)	(174)
Distributions from unconsolidated partnerships	1,437	1,204	58
Gain on sales of centers	(6,988)	—	—
Gain on purchase of notes payable	(1,246)	—	—
Impairment of intangible assets	4,600	—	—
Deferred income taxes	(2,117)	1,951	—
Cash (used in) provided by changes in operating assets and liabilities:
Trade accounts receivables, net	5,451	4,165	510
Other current assets	(474)	(2,779)	387
Accounts payable and other accrued expenses	(3,566)	825	(1,534)
Net cash provided by (used in) operating activities before reorganization items	9,107	13,662	(3,576)
Cash used for reorganization items	—	(4,460)	(3,263)
Net cash provided by (used in) operating activities	9,107	9,202	(6,839)

INVESTING ACTIVITIES:
Proceeds from sales of centers, net of cash sold	18,078	—	—
Additions to property and equipment	(5,473)	(3,771)	—
Increase in restricted cash	(18,772)	—	—
Other	—	(87)	181
Net cash (used in) provided by investing activities	(6,167)	(3,858)	181

FINANCING ACTIVITIES:
Principal payments of notes payable and capital lease obligations	(1,220)	(2,321)	(470)
Purchase of notes payable	(1,129)	—	—
Principal payments on credit facility	—	—	(5,000)
Proceeds from issuance of notes payable	—	—	12,768
Net cash (used in) provided by financing activities	(2,349)	(2,321)	7,298

INCREASE IN CASH AND CASH EQUIVALENTS:	591	3,023	640
Cash, beginning of period	21,002	21,472	20,832
Cash, end of period	$21,593	$24,495	$21,472

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$13,106	$8,604	$8,184
Income taxes paid	138	481	—
Non-cash acquisition	884	1,067	—

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA (Unaudited)

(Amounts in thousands)

	Six Months Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(Successor)	(Combined)	(Successor)

Net cash provided by operating activities	$9,107	$2,363	$6,122	$7,247
Cash used for reorganization items	—	7,723	—	913
Provision for income taxes	(1,692)	2,323	(1,927)	1,357
Interest expense, net	15,949	18,689	8,081	9,518
Amortization of bond discount	(2,647)	(2,001)	(1,336)	(1,211)
Share-based compensation	(36)	—	(18)	—
Amortization of deferred financing costs	—	(145)	—	—
Equity in earnings of unconsolidated partnerships	1,108	852	496	415
Distributions from unconsolidated partnerships	(1,437)	(1,262)	(923)	(600)
Net change in operating assets and liabilities	(1,411)	(1,270)	(3,392)	(5,134)
Net change in deferred income taxes	2,117	(1,951)	2,177	(1,171)
Adjusted EBITDA	$21,058	$25,321	$9,280	$11,334

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET INFORMATION (Unaudited)

(Amounts in thousands)

	Successor	Successor
	December 31,	June 30,
	2008	2008
Cash and cash equivalents	$21,593	$21,002
Trade accounts receivables, net	27,997	34,494
Property and equipment, net	85,947	113,684
Cash, restricted	26,844	8,072
Other intangible assets, net	18,055	24,370
Total assets	195,978	217,691
Accounts payable and accrued expenses	31,187	33,121
Notes payable, including current maturities	295,438	295,348
Capital leases, including current maturities	4,956	6,374
Total stockholders’ deficit	(148,283)	(130,712)